Exhibit 21.01

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
Alpine SunTower, LLC	Delaware	2/26/2008	26-2398932
Arthur Kill Gas Turbines LLC	Delaware	12/5/2007	26-1520660
Arthur Kill Power LLC	Delaware	3/11/1999	41-1937469
Astoria Gas Turbine Power LLC	Delaware	3/11/1999	41-1937470
Bayou Cove Peaking Power, LLC	Delaware	9/11/2000	36-4498942
Berrians I Gas Turbine Power LLC	Delaware	6/4/2001	41-2008755
Big Cajun I Peaking Power LLC	Delaware	7/28/2000	41-1984052
Big Cajun II Unit 4 LLC	Delaware	9/14/2001	41-2018822
Big Rock SunTower, LLC	Delaware	11/27/2007	26-2397652
bioNRG Tonawanda Inc.	Delaware	12/18/2007	26-1598083
Bluewater Nautilus, LLC	Delaware	9/14/2009	27-1436253
Bluewater Wind Delaware LLC	Delaware	9/18/2006	20-5760002
Bluewater Wind Maryland LLC	Delaware	10/19/2007	27-1436423
Bluewater Wind New Jersey Energy LLC	Delaware	12/3/2007	27-1436369
Cabrillo Power I LLC	Delaware	12/11/1998	76-0595964
Cabrillo Power II LLC	Delaware	12/11/1998	76-0595963
Camas Power Boiler Limited Partnership	Oregon	2/6/1990	93-1025546
Camas Power Boiler, Inc.	Oregon	2/6/1990	93-1025544
Carbon Management Solutions LLC	Delaware	3/29/2010	27-2338021
Carlsbad Energy Center LLC	Delaware	8/14/2007	26-0731286
Chickahominy River Energy Corp.	Virginia	6/2/1988	13-3469941
Clean Edge Energy LLC	Delaware	3/30/2010	27-2244275
Cody SunTower, LLC	Delaware	10/16/2008	26-3573004
Commonwealth Atlantic Power LLC	Delaware	7/16/2001	41-2013264
Conemaugh Fuels, LLC	Delaware	7/12/2002	13-4210287
Conemaugh Power LLC	Delaware	5/8/2000	41-1973743
Connecticut Jet Power LLC	Delaware	7/30/1999	41-1949386
Cottonwood Development LLC	Delaware	12/28/1999	52-2220177
Cottonwood Energy Company L.P.	Delaware	6/29/2000	76-0635621
Cottonwood Generating Partners I LLC	Delaware	3/1/2000	76-0635620
Cottonwood Generating Partners II LLC	Delaware	3/1/2000	52-2236732
Cottonwood Generating Partners III LLC	Delaware	3/1/2000	52-2236738
Cottonwood Technology Partners LP	Delaware	11/27/2000	76-0669423
Desert View SunTower, LLC	Delaware	2/26/2008	26-2397883
Devon Power LLC	Delaware	7/30/1999	41-1949385
Dunkirk Power LLC	Delaware	3/10/1999	41-1937466
Eastern Sierra Energy Company	California	3/28/1988	33-0299028
El Segundo Energy Center LLC	Delaware	2/26/2008	26-2075294
El Segundo Power II LLC	Delaware	11/14/2000	76-0663675
El Segundo Power, LLC	Delaware	11/25/1997	41-1893999
Elbow Creek Wind Project LLC	Texas	1/18/2007	26-0765836
Energy Investors Fund, L.P.	Delaware	1/6/1988	04-2994208
Energy National, Inc.	Utah	9/13/1984	87-0413354
Enifund, Inc.	Utah	4/22/1988	87-0459854

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
Enigen, Inc.	Utah	8/17/1987	87-0449760
ESOCO Molokai, Inc.	Utah	2/6/1990	93-1022167
ESOCO, Inc.	Utah	2/1/1989	87-0463636
Fairmont SunTower, LLC	Delaware	2/26/2008	26-2398612
GCE Holding LLC	Connecticut	2/13/2009	26-4317212
GCP Funding Company, LLC	Delaware	10/18/2004	02-0732615
GenConn Devon LLC	Connecticut	7/23/2008	—
GenConn Energy LLC	Connecticut	1/30/2008	26-2589018
GenConn Middletown LLC	Connecticut	7/23/2008	—
Gladstone Power Station Joint Venture	Australia	3/30/1994	98-0152596
Granite II Holding, LLC	Delaware	7/16/1999	22-3685720
Granite Power Partners II, L.P.	Delaware	1/31/1996	22-3419844
Green Mountain Energy Company	Delaware	3/3/1999	03-0360441
Gröbener Logistick GmbH - Spedition, Handel und Transport	Germany	3/9/1993	—
Hanover Energy Company	California	11/15/1988	33-0334380
Huntley IGCC LLC	Delaware	6/23/2006	20-5080480
Huntley Power LLC	Delaware	3/10/1999	41-1937468
Indian River IGCC LLC	Delaware	6/23/2006	20-5080561
Indian River Operations Inc.	Delaware	5/8/2000	41-1973349
Indian River Power LLC	Delaware	5/8/2000	41-1973747
Jackson Valley Energy Partners, L.P.	California	5/21/1991	68-0249058
James River Power LLC	Delaware	7/16/2001	41-2013263
Kaufman Cogen LP	Delaware	5/24/1999	76-0606757
Keystone Fuels, LLC	Delaware	10/24/2000	25-1885290
Keystone Power LLC	Delaware	5/8/2000	41-1973744
Kraftwerk Schkopau Betriebsgesellschaft mbH	Germany	12/10/1993	98-0152597
Kraftwerk Schkopau GbR	Germany	9/1/1992	98-0152651
Lake Erie Properties Inc.	Delaware	4/7/2006	20-5821703
Lambique Beheer B.V.	Netherlands	1/6/1977	98-0173523
Langford Wind Power, LLC	Texas	10/16/2007	26-4418527
Long Beach Generation LLC	Delaware	2/4/1998	41-1899713
Long Beach Peakers LLC	Delaware	2/9/2007	20-8427305
Long Beach Power LLC	Delaware	12/21/2006	20-8355015
Louisiana Generating LLC	Delaware	6/14/1996	41-1870498
LSP-Nelson Energy, LLC	Delaware	3/1/1999	22-3641212
Meriden Gas Turbines LLC	Delaware	12/20/2000	41-1991989
Middletown Power LLC	Delaware	7/30/1999	41-1949384
Montville IGCC LLC	Delaware	6/23/2006	20-5080863
Montville Power LLC	Delaware	7/30/1999	41-1949383
NEO Chester-Gen LLC	Delaware	7/13/2000	41-1980236
NEO Corporation	Minnesota	5/27/1993	41-1753235
NEO Freehold-Gen LLC	Delaware	7/13/2000	41-1980237
NEO Power Services Inc.	Delaware	4/11/2000	23-3043507

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
Netherlands Antilles Holdco	Netherlands Antilles	12/9/1999	—
Netherlands Holdco	Netherlands	12/9/1999	—
New Genco GP, LLC	Delaware	7/26/2004	02-0732611
New Mexico SunTower, LLC	Delaware	10/14/2008	26-3543476
NINA Construction LLC	Delaware	11/23/2009	27-1374341
NINA Modularization LLC	Delaware	11/23/2009	27-1374392
NINA Nuclear Training LLC	Delaware	11/23/2009	27-1374461
NINA Texas 3 LLC	Delaware	2/28/2008	26-2094997
NINA Texas 4 LLC	Delaware	2/28/2008	26-2095092
Norwalk Power LLC	Delaware	7/30/1999	41-1949381
NRG Affiliate Services Inc.	Delaware	1/11/2000	41-1960764
NRG Alta Vista LLC	Delaware	2/17/2009	26-4322511
NRG Artesian Energy LLC	Delaware	3/29/2010	27-2243660
NRG Arthur Kill Operations Inc.	Delaware	4/29/1999	41-1939116
NRG Asia-Pacific, Ltd.	Delaware	4/23/1993	98-0138856
NRG Astoria Gas Turbine Operations Inc.	Delaware	4/29/1999	41-1939115
NRG Astoria Power LLC	Delaware	4/21/2008	26-2463416
NRG Audrain Generating LLC	Delaware	10/21/1999	56-2165136
NRG Audrain Holding LLC	Delaware	6/6/2001	41-2008837
NRG Bayou Cove LLC	Delaware	9/10/2001	41-2016940
NRG Bluewater Holdings LLC	Delaware	10/27/2009	27-1204315
NRG Bourbonnais Equipment LLC	Delaware	12/7/2001	41-2022362
NRG Bourbonnais LLC	Illinois	3/2/2000	36-4350845
NRG Brazos Valley GP LLC	Delaware	5/24/2001	41-2007665
NRG Brazos Valley LP LLC	Delaware	5/24/2001	41-2007664
NRG Cabrillo Power Operations Inc.	Delaware	4/19/1999	41-1938132
NRG Cadillac Inc.	Delaware	4/15/1997	41-1880434
NRG Cadillac Operations Inc.	Delaware	8/15/1997	41-1910726
NRG California Peaker Operations LLC	Delaware	5/20/2003	20-0088453
NRG Capital II LLC	Delaware	4/22/2002	68-0500326
NRG Carlsbad Equipment Company LLC	Nevada	10/19/2007	26-1303119
NRG Caymans Company	Cayman Islands	12/7/1999	—
NRG Caymans-C	Cayman Islands	12/9/1999	—
NRG Caymans-P	Cayman Islands	12/9/1999	—
NRG Cedar Bayou Development Company, LLC	Delaware	7/25/2007	26-0601018
NRG Coal Development Company LLC	Delaware	2/8/2008	26-1948635
NRG ComLease LLC	Delaware	10/3/2000	41-1985255
NRG Common Stock Finance I LLC	Delaware	7/31/2006	20-5303763
NRG Common Stock Finance II LLC	Delaware	7/31/2006	20-5303766
NRG Connecticut Affiliate Services Inc.	Delaware	9/23/1999	41-1952333
NRG Connecticut Peaking Development LLC	Delaware	1/24/2008	26-1892200
NRG Construction LLC	Delaware	7/5/2007	26-0496159

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
NRG Development Company Inc.	Delaware	8/30/1999	41-1959656
NRG Devon Operations Inc.	Delaware	8/23/1999	41-1950239
NRG Dunkirk Operations Inc.	Delaware	4/29/1999	41-1939114
NRG El Segundo Equipment Company LLC	Nevada	5/5/2008	26-2568573
NRG El Segundo Operations Inc.	Delaware	1/20/1998	41-1929997
NRG Electricity Sales Princeton LLC	Delaware	11/13/2009	27-1345886
NRG Energy Center Dover LLC	Delaware	7/12/2000	41-1980179
NRG Energy Center Harrisburg LLC	Delaware	4/25/2000	41-1972448
NRG Energy Center HCEC LLC	Delaware	9/23/2009	27-1018839
NRG Energy Center Minneapolis LLC	Delaware	10/27/1999	41-1957382
NRG Energy Center Paxton LLC	Delaware	4/25/2000	41-1972450
NRG Energy Center Pittsburgh LLC	Delaware	10/25/1999	41-1957384
NRG Energy Center Princeton LLC	Delaware	11/13/2009	27-1345963
NRG Energy Center San Diego LLC	Delaware	10/27/1999	41-1957379
NRG Energy Center San Francisco LLC	Delaware	7/30/1991	34-1685955
NRG Energy Center Smyrna LLC	Delaware	12/20/2001	26-0035999
NRG Energy Insurance, Ltd.	Cayman Islands	8/9/2001	68-0567205
NRG Energy Jackson Valley I, Inc.	California	4/10/1991	68-0249171
NRG Energy Jackson Valley II, Inc.	California	4/10/1991	68-0249172
NRG Energy Services LLC	Delaware	12/24/2002	41-1978725
NRG Energy, Inc.	Delaware	5/29/1992	41-1724239
NRG Equipment Company LLC	Nevada	9/19/2007	26-1132757
NRG Gas Development Company, LLC	Delaware	7/25/2007	26-0600917
NRG Gaskell LLC	Delaware	2/17/2009	26-4322598
NRG Generation Holdings, Inc.	Delaware	11/22/2004	20-1911335
NRG Gladstone Operating Services Pty Ltd	Australia	9/23/1993	—
NRG Granite Acquisition LLC	Delaware	11/3/2000	41-1990640
NRG Harrisburg Cooling LLC	Delaware	1/30/2007	20-8354920
NRG Holdings, Inc.	Delaware	5/17/2007	26-0207189
NRG Huntley Operations Inc.	Delaware	4/29/1999	41-1939118
NRG Ilion Limited Partnership	Delaware	11/9/1990	36-3783670
NRG Ilion LP LLC	Delaware	7/10/2001	41-2016939
NRG International II Inc.	Delaware	12/4/1997	41-1893527
NRG International III Inc.	Delaware	11/17/2000	41-1988391
NRG International LLC	Delaware	10/21/1992	41-1744096
NRG Kaufman LLC	Delaware	12/11/2000	74-2982419
NRG Latin America Inc.	Delaware	8/18/1997	41-1910733
NRG Limestone 3, LLC	Delaware	2/8/2008	26-1948742
NRG Maintenance Services LLC	Delaware	12/21/2006	20-8088165
NRG Merger Sub, Inc.	Delaware	5/17/2007	26-0524114
NRG Mesquite LLC	Delaware	12/11/2000	74-2982421
NRG Mextrans Inc.	Delaware	9/21/1999	41-1951078
NRG MidAtlantic Affiliate Services Inc.	Delaware	2/14/2001	41-1996587
NRG Middletown Operations Inc.	Delaware	8/23/1999	41-1950236

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
NRG Montville Operations Inc.	Delaware	8/23/1999	41-1950237
NRG Nelson Turbines LLC	Delaware	2/19/2002	01-0601096
NRG New Jersey Energy Sales LLC	Delaware	3/22/2002	03-0412726
NRG New Roads Holdings LLC	Delaware	3/7/2000	41-1968966
NRG NM Suntower LLC	Delaware	2/17/2009	26-4322654
NRG North Central Operations Inc.	Delaware	4/20/2001	41-2004025
NRG Northeast Affiliate Services Inc.	Delaware	5/19/1999	41-1940300
NRG Norwalk Harbor Operations Inc.	Delaware	8/23/1999	41-1950238
NRG Old Bridge Properties LLC	Delaware	12/9/2009	—
NRG Operating Services, Inc.	Delaware	10/21/1992	41-1744095
NRG Oswego Harbor Power Operations Inc.	Delaware	4/29/1999	41-1939117
NRG PacGen Inc.	Delaware	10/28/1997	41-1889830
NRG Peaker Finance Company LLC	Delaware	4/1/2002	47-0861187
NRG Power Marketing LLC	Delaware	12/31/2007	41-1910737
NRG Procurement Company LLC	Nevada	9/20/2007	26-1141486
NRG Repowering Holdings LLC	Delaware	12/18/2007	26-1597964
NRG Retail LLC	Delaware	2/24/2009	26-4341161
NRG Rockford Acquisition LLC	Delaware	7/6/2001	41-2011003
NRG Rockford Equipment II LLC	Illinois	9/15/2000	36-4397486
NRG Rockford Equipment LLC	Illinois	2/4/2000	36-4345222
NRG Rockford II LLC	Illinois	9/15/2000	36-4397489
NRG Rockford LLC	Illinois	12/14/1999	36-4344520
NRG Rocky Road LLC	Delaware	10/4/1999	41-1959448
NRG Saguaro Operations Inc.	Delaware	7/16/2001	41-2013262
NRG SanGencisco LLC	Delaware	7/2/2008	26-2932115
NRG Services Corporation	Delaware	6/6/1996	41-1841627
NRG Sherbino LLC	Delaware	8/14/2007	260720440
NRG Solar Blythe LLC	Delaware	12/18/2007	27-0579600
NRG Solar LLC	Delaware	2/17/2009	26-4322315
NRG Solar PV LLC	Delaware	10/8/2009	27-1090637
NRG Solar Wharton LLC	Delaware	10/8/2009	27-1090780
NRG South Central Affiliate Services Inc.	Delaware	2/14/2001	41-1996193
NRG South Central Generating LLC	Delaware	1/12/2000	41-1963217
NRG South Central Operations Inc.	Delaware	3/29/2001	41-2002465
NRG South Texas LP	Texas	12/21/2001	30-0083668
NRG Southaven LLC	Delaware	3/10/2008	26-2181801
NRG Southern California Holdings LLC	Delaware	7/18/2008	26-3042402
NRG Sterlington Power LLC	Delaware	11/13/1998	41-1991996
NRG Telogia Power LLC	Delaware	7/18/2001	41-2012520
NRG Texas C&I Supply LLC	Delaware	3/27/2009	26-4555466
NRG Texas Holding Inc.	Delaware	4/27/2009	26-4775586
NRG Texas LLC	Delaware	7/19/2004	20-1504355
NRG Texas Power LLC	Delaware	6/28/2007	34-2019301
NRG Texas Retail LLC	Delaware	9/19/2007	26-1109801

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
NRG Thermal LLC	Delaware	10/25/1999	41-1956605
NRG Thermal Solar LLC	Delaware	2/17/2009	26-4322407
NRG Victoria I Pty Ltd	Australia	12/10/1996	—
NRG West Coast LLC	Delaware	12/31/2002	41-1942517
NRG Western Affiliate Services Inc.	Delaware	8/27/1999	41-1949168
NRG Wind Development Company, LLC	Delaware	7/25/2007	260600506
NRGenerating German Holdings GmbH	Switzerland	5/16/2001	—
NRGenerating II (Gibraltar)	Gibraltar	10/6/2000	—
NRGenerating International B.V.	Netherlands	7/15/1993	98-0173523
NRGenerating Luxembourg (No. 1) S.a.r.l.	Luxembourg	8/8/2000	—
NRGenerating Luxembourg (No. 2) S.a.r.l.	Luxembourg	8/8/2000	—
Nuclear Innovation North America Investments LLC	Delaware	2/28/2008	26-2094901
Nuclear Innovation North America LLC	Delaware	2/28/2008	26-2094798
O Brien Cogeneration, Inc. II	Delaware	12/31/1985	23-2414656
ONSITE Energy, Inc.	Oregon	1/22/1986	93-0910742
Oswego Harbor Power LLC	Delaware	3/30/1999	41-1937465
P.T. Dayalistrik Pratama	Indonesia	5/15/1996	41-1854674
Pacific Crockett Holdings, Inc.	Oregon	2/14/1991	93-1050641
Pacific Generation Company	Oregon	8/3/1984	93-0886652
Pacific Generation Holdings Company	Oregon	1/12/1995	93-1191560
Pacific-Mt. Poso Corporation	Oregon	6/8/1987	93-0970468
Pennywise Power LLC (f.k.a. Reliant Energy Services Texas LLC)	Delaware	10/15/2008	26-3576629
Project Finance Fund III, L.P.	Delaware	10/28/1994	04-3277978
RE Retail Receivables, LLC	Delaware	6/12/2002	41-2046596
Reliant Energy Power Supply, LLC	Delaware	4/17/2006	204823108
Reliant Energy Retail Holdings, LLC	Delaware	8/25/2000	76-0655580
Reliant Energy Retail Services, LLC	Delaware	8/25/2000	76-0655567
Reliant Energy Texas Retail, LLC	Delaware	10/14/2008	26-3576595
RERH Holdings, LLC	Delaware	7/17/2006	205222227
Roadrunner SunTower, LLC	Delaware	10/16/2008	—
Saale Energie GmbH	Germany	11/10/1993	98-0152604
Saale Energie Services GmbH	Germany	12/16/1994	98-0152606
Sachsen Holding B.V.	Netherlands	2/4/1994	98-0173523
Saguaro Power Company, a Limited Partnership	California	4/10/1989	33-0365673
Saguaro Power LLC	Delaware	7/16/2001	41-2013654
San Joaquin Valley Energy I, Inc.	California	1/21/1992	77-0314978
San Joaquin Valley Energy IV, Inc.	California	4/29/1992	77-0314979
San Joaquin Valley Energy Partners I, L.P	California	4/30/1992	68-0280124
Sherbino I Wind Farm LLC	Delaware	7/25/2007	—
Somerset Operations Inc.	Delaware	11/17/1998	41-1923722
Somerset Power LLC	Delaware	11/17/1998	41-1924606

Company Name	Domestic Jurisdiction	Formation Date	Federal Tax ID
Statoil Energy Power/Pennsylvania, Inc.	Pennsylvania	11/21/1991	23-2669588
Sunshine State Power (No. 2) B.V.	Netherlands	2/24/1994	98-0173523
Sunshine State Power B.V.	Netherlands	11/11/1993	98-0173523
Tacoma Energy Recovery Company	Delaware	6/24/1999	41-1963106
Texas Genco Financing Corp.	Delaware	11/24/2004	27-0110393
Texas Genco GP, LLC	Texas	12/18/2001	75-3013803
Texas Genco Holdings, Inc.	Texas	8/24/2001	76-0695920
Texas Genco LP, LLC	Delaware	12/18/2001	30-0381697
Texas Genco Operating Services LLC	Delaware	10/7/2004	75-3172707
Texas Genco Services, LP	Texas	11/18/2003	38-3694336
Turners Falls Limited Partnership	Delaware	6/19/1987	36-3530599
Vienna Operations Inc.	Delaware	5/8/2000	41-1973351
Vienna Power LLC	Delaware	5/8/2000	41-1973745
WCP (Generation) Holdings LLC	Delaware	6/17/1999	74-2922374
West Coast Power LLC	Delaware	2/9/1999	36-4301246